UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FIRST AMENDMENT
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

DALECO RESOURCES CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.

DALECO RESOURCES CORPORATION
17 Wilmont Mews, 5th Floor
West Chester, Pennsylvania 19382

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 8, 2009

The Annual Meeting of Shareholders (the “Annual Meeting”) of Daleco Resources Corporation (the “Company”) will be held at 10:00 a.m., Mountain Standard Time, on April 8, 2009, at the Courtyard Albuquerque Airport, 1920 Yale Boulevard, Albuquerque, New Mexico 87106.  The meeting will be held for the following purposes:

1.	To elect seven directors each for a term that expires in 2010;
2.	To ratify the selection of Vasquez & Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual meeting.

Your vote is being solicited by the Board of Directors of the Company. The Board of Directors recommends that the Shareholders vote “FOR” the election of the directors and the ratification of the independent registered public accounting firm.By action of the Board of Directors, only persons who are holders of record of shares of the Company at the close of business on February 18, 2009 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. For a period of 10 days prior to the Annual Meeting, a list of those Shareholders will be available for inspection at the offices of the Company, 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania, 19382.  Such list also will be available at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to Be Held on April 8, 2009.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all the important information contained in the proxy materials before voting. The proxy card, proxy statement and annual report to security holders are available at http://www.stocktrans.com/eproxy/daleco2009 (the “Web site”). If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 1, 2009 to facilitate timely delivery before the Annual Meeting. The materials available at the Web site are as follows:

1.  Proxy Card;
2.  Proxy Statement; and
3.  2008 Annual Report to Shareholders.

You can request a paper copy of such materials by (i) calling (800) 360-7311; (ii) sending an e-mail to proxynotice@stocktrans.com or (iii) visiting the Web site at http://www. stocktrans.com/eproxy/daleco2009.  Your Shareholder Control Number, which is located in the lower right hand corner of this notice, is necessary to access your proxy card.  No personal information other than the control number is necessary to execute a proxy. You can access the proxy card by visiting the Web Site.

It is very important that you cast your vote in this year’s Annual Meeting. You may vote on-line, by phone, by mail or in person. If you wish to vote on-line or by phone, you will need your Shareholder Control Number and the web address and/or toll-free phone number which will be included on the proxy card. If you wish to vote by mail, request that a proxy card be sent to you and simply cast your vote on the proxy card you will receive and sign and return it in the Business Reply Envelope that will be provided. If you wish to vote in person at the Annual Meeting, simply check the box on the proxy card indicating that you plan to attend the Annual Meeting. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee you may not vote at the Annual Meeting; however, the broker, bank or nominee, as the record holder of your shares, should have provided separate voting instructions for you to direct it on how to vote your shares at the Annual Meeting.

By Order of the Board of Directors,
/s/ Richard W. Blackstone
Richard W. Blackstone, Secretary
Shareholder Control Number ____

DALECO RESOURCES CORPORATION
17 Wilmont Mews, 5th Floor
West Chester, Pennsylvania 19382

PROXY STATEMENT

General Information

This PROXY STATEMENT is furnished to the holders of Common Stock ("Shareholder" or "Shareholders") of Daleco Resources Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of the accompanying proxy to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting") and any adjournment thereof.  The Annual Meeting will be held on April 8, 2009, at the Courtyard Albuquerque Airport, 1920 Yale Boulevard, Albuquerque, New Mexico 87106, at 10:00 a.m., Mountain Standard Time.

Notice has been sent to each Shareholder on February 26, 2009, that this Proxy Statement, the 2008 Annual Report to Shareholders and the Proxy Card may be accessed either electronically or be sent in paper form, at the election of a Shareholder.

SHAREHOLDER PROPOSALS

Shareholders desiring to present proposals to include nominees to the Board of Directors for consideration at the Company's next annual meeting of Shareholders must have their proposal received by the Company no later than September 30, 2009 to be considered for inclusion in the Company's Proxy Statement for the next annual meeting of the Shareholders.  Should any proposal be submitted after September 30, 2009, it may be omitted by the Company from the proxy statement relating to that meeting.  No Shareholder of the Company has submitted to the Company either a nominee for the Board of Directors of the Company or any other matter to be considered by the Shareholders at the Annual Meeting through the date of this Proxy Statement.  Shareholder proposals must be submitted in writing to the attention of the Company’s Secretary at the following address:  Daleco Resources Corporation, Attention:  Corporate Secretary, 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382.

VOTING

General

The record date for determining the Shareholders entitled to vote at the Annual Meeting was February 18, 2009 (the "Record Date"). On the Record Date, there were 43,081,346 shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting ("Outstanding Shares"). The Outstanding Shares were held by approximately 1,800 Shareholders of record. The holders of the Company's Series B Preferred Stock are not entitled to vote at the Annual Meeting.

Quorum and Vote Required

The presence, in person or by proxy, of A MAJORITY of the Outstanding Shares is necessary to constitute a quorum at the Annual Meeting.  The affirmative vote of a majority of the Outstanding Shares represented in person or by proxy at the Annual Meeting is required to pass any matter put to a vote at the Annual Meeting.

When voting by proxy, Shareholders should specify their election as to each matter to be voted upon.  If no specific instructions are given with regard to the matter to be voted upon, the shares represented by a signed proxy card will be voted “FOR” that matter.

With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees.  Votes that are withheld and abstentions will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum.

Broker Non-Votes

Brokers who hold Outstanding Shares in street name for clients have the authority under the rules of the various stock exchanges to vote on certain issues when they have not received instructions from beneficial owners. The Company believes that brokers who do not receive instructions are entitled to vote those shares with respect to the election of directors but not with respect to the remaining proposals.  Outstanding Shares not voted by brokers under such circumstances are referred to as “broker non-votes.”  Broker non-votes will NOT be counted as votes cast on a proposal other than the election of directors for which a Broker non-vote will be deemed a vote FOR management’s nominees to serve as Directors of the Company.

Householding

Unless it has received instructions to the contrary, the Company will send only one notice of the electronic or paper availability of its Annual Report, Proxy Statement and Notice of Annual Meeting to each household in which two or more Shareholders reside if the Company has reason to believe that the Shareholders are members of the same family or share a custodial relationship. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce the Company's expenses.

If you would like to receive your own set of the Company's annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another Shareholder and together both of you would like to receive only a single set of the Company's annual disclosure documents, please follow these instructions:

If your shares are registered in your own name, please contact our transfer agent and inform them of your request to revoke or institute householding by calling them at (610) 649-7300, or writing to them at StockTrans, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003. Within 30 days of your revocation, the Company will send individual documents.  If a bank or other nominee holds your shares, please contact your bank, broker or other nominee directly.

If you are accessing the Company’s annual disclosure documents electronically, you may do so without having to contact the Company’s transfer agent.

Proxy

Shareholders will have the option of voting electronically, by phone or by mail.  Neither electronic voting, nor voting by phone, nor the execution and submittal of a paper proxy will affect a Shareholder’s right to attend the Annual Meeting and vote in person.  Any Shareholder giving a proxy, whether in electronic or paper form, has the right to revoke it by giving written notice of revocation to the Secretary of the Company, by delivering a subsequently executed proxy card bearing a later date or by voting in person at the Annual Meeting prior to the proxy being voted.

Proxy Solicitation

In addition to soliciting proxies through the mail, the Company’s Directors, officers and employees may solicit proxies in person, by telephone or the Internet.  Brokerage firms, nominees, custodians, and fiduciaries may also be requested to forward proxy materials to the beneficial owners of Outstanding Shares held of record by them.  All expenses incurred in connection with the Annual Meeting will be borne by the Company.

PROPOSAL NO. 1
NOMINATION AND ELECTION OF DIRECTORS

The current Board of Directors consists of seven directors who were elected to serve for a period of one year or until their successors are elected and qualified.  The directors elected at the Annual Meeting, and who qualify to serve, will serve until their successors are elected at the Annual Meeting to be held in 2010.  The Board of Directors is authorized to be comprised of a total of nine directors, but management is nominating only seven persons for election to the Board of Directors.

Under the provisions the Agreement and Plan of Reorganization dated September 19, 2000 between Clean Age Minerals, Inc. (“CAMI”) and the Company, the former shareholders of CAMI have the right to designate two nominees to sit on the Board of Directors of the Company and CAMI, one of whom shall be Robert E. Martin and the other is Carl A. Haessler.  Each of Mr. Martin and Haessler currently serve as a director of the Company. Mr. Martin also serves as a director of CAMI.

Under the provisions of the Stock Purchase Agreement dated September 20, 2001 between Terra Silex Holdings LLC (“Terra Silex”) and the Company, Terra Silex has the right to designate a nominee to stand for election as a director of the Company for so long as Terra Silex owns 400,000 or more shares (adjusted appropriately to reflect stock splits, stock dividends and reclassifications) of Common Stock. No current member or nominee to the Board of Directors is a Terra Silex designee.

Required Vote

The shares represented by the enclosed proxy will be voted at the Annual Meeting as directed.  If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted "FOR" the election of the nominees listed below.  All of the nominees are currently members of the Board of Directors.  If any nominee becomes unavailable for any reason or if another vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted by the holders of such proxy in their sole discretion.  The Board of Directors recommends that the Shareholders vote "FOR" the nominees.

Nominees

Set forth below is certain information about each of the persons nominated by Management to be Directors of the Company including the name, age, principal occupation, business experience and length of service as a Director of the Company.

Business Experience

Dov Amir (84)

Mr. Amir has been a member of the Board of Directors of the Company since 1978.  Mr. Amir served as (i) President and Chief Operating Officer of the Company from 1978 to 1996 and (ii) the Chairman of the Board of Directors and the Chief Executive Officer of the Company from 1996 to 2005. Prior to joining the Company, Mr. Amir was involved in the development of natural resources and economic development projects in the United States, Africa, South America and Europe, both in the capacity of a corporate executive and as a consultant. Mr. Amir holds a B.S. degree in Petroleum Engineering, Cum Laude, and M.S. degree in Petroleum Engineering and Economics from the University of Southern California, and has completed postgraduate courses in management and finance at USC and UCLA.

Lord Gilbert [John] (79)

Lord Gilbert has been a member of the Board of Directors of the Company since November 2003. Lord Gilbert served as U.K. Minister of State for Defense Procurement from 1997 to 1999, and is a member of the House of Lords and the Privy Council.  He first entered Parliament in 1970 and served as Financial Secretary to the Treasury (1974-75), Minister for Transport (1975-76), and Minister of State for Defense (1976-79).  During the Conservative government, he was Senior Opposition member of the Select Committees on Defense and Trade and Industry and the Committee on Intelligence & Security.  A Chartered Accountant, Lord Gilbert was educated at St. John’s College, Oxford, and New York University, where he earned a Ph.D. in International Economics.  His early career included work with Price Waterhouse and Canadian Business Services, Toronto, and as Assistant Vice President, Business Development at the Bank of America International in New York.  He is a Fellow of the Royal Geographic Society and a member of the Trilateral Commission, and he has served several companies on both sides of the Atlantic as an advisor and board member.

David A. Grady (63)

Mr. Grady has been a member of the Board of Directors of the Company since September 2007.    Mr. Grady is a lawyer with concentrations in wealth management and business, securities, real estate and construction matters. From 2004 to 2007, Mr. Grady served as Vice President and General Counsel of Tecumseh Professional Associates, Inc., a privately held national firm based in Albuquerque, New Mexico, with business interests and activities in oil and gas, renewable energy, minerals, real estate, environmental assessment and remediation services, and government facilities management and operation. Mr. Grady received his B.A. from Yale University in 1967 and his J.D. from the University of New Mexico in 1975. Mr. Grady's background includes U.S. Army Intelligence, mainframe computer sales and systems engineering with IBM in New York City, computer hardware export/import and computer software design/development (including financial and management information systems) with his own firm in Southeast Asia.  He has been a film and multi-media producer as well as a principal in a number of technology development firms and the owner/developer of several commercial, industrial, and multi-family real estate projects. Mr. Grady has served on the boards of directors of many business and non-profit organizations.

Carl A. Haessler (49)

Mr. Haessler is a nominee for the Board of Directors of the Company.  Mr. Haessler is a Brokerage and Insurance Specialist with Pacific Investment Securities in Portland, Oregon, as well as an Independent Business Consultant.   From 1993 to September 2000, he served as Vice President, Chief Financial Officer and a Director of CAMI. Prior to that period, he held financial positions with Massachusetts Mutual in Portland, Oregon as an Investment Specialist and Salmon Brothers Inc. as a Fixed Income Trader & Internal Consultant in New York. Early in his career, Mr. Haessler also held the position of Operation Geologist for E & P Consulting International, an independent oil company located in Los Angeles.  He received an A.B. degree, majoring in mathematics and economics and a minor in geology, from Dartmouth College in 1981, and his M.B.A. from The Amos Tuck School of Business Administration at Dartmouth College in 1987.

Robert E. Martin (81)

Mr. Martin has been a director of CAMI since January 2008. From September 2000 to May 2005, Mr. Martin was a member of the Board of Directors of the Company.  From 1994 to September 2000 (when the Company acquired CAMI), Mr. Martin was a director and officer of CAMI and its affiliates.  Mr. Martin previously was a Regional Vice President for Kaiser Aluminum, Vice President of Sales and Executive Vice President for Lively Equipment Company, and the owner of R.E. Martin Investments and R.R. Martin Sales. Mr. Martin is a retired Brigadier General in the U.S. Air Force Reserve.  Mr. Martin is a graduate of Park University. He obtained a Master’s degree equivalent in Electrical Engineering through a joint program between the U.S. Air Force and the University of Denver. He also attended Tulsa University Law School and did post graduate work at Oklahoma State University and the University of Oklahoma.

Charles T. Maxwell (77)

Mr. Maxwell has been a member of the Board of Directors of the Company since January 2006.  Mr. Maxwell was educated at Princeton University as an undergraduate and Oxford University as a graduate. Mr. Maxwell entered the oil industry in 1957 and worked for Mobil Oil Company for 11 years in the United States, Europe, the Middle East and Africa. His background has been in four traditional sectors of the industry - producing, refining, transportation, and marketing. In 1968, Mr. Maxwell joined a well-known Wall Street Firm as an oil analyst. In polls taken by Institutional Investor magazine, Mr. Maxwell was ranked by the US financial institutions as the No. 1 oil analyst for the years 1972, 1974, 1977 and 1981-1986. In addition, for the last 22 years, he has been an active member of an Oxford based organization comprised of OPEC and other industry executives from 30 countries who meet twice a year to discuss trends within the energy industry. Mr. Maxwell is currently affiliated with Weeden & Co., LLP, Greenwich, Connecticut. Mr. Maxwell is also a director of Chesapeake Energy Corp.

Gary J. Novinskie (58)

Mr. Novinskie is the President, interim Chief Executive Officer and Chief Financial Officer of the Company. Mr. Novinskie has been the interim Chief Executive Officer of the Company since August 2007. Mr. Novinskie has been the President and Chief Financial Officer of the Company since October 1996 and was previously the Chief Operating Officer of Deven Resources, Inc. Prior to his employment with Deven Resources, Inc., Mr. Novinskie was a Vice President of Broad Street Financial Company, a privately held holding company in Columbus, Ohio for four years.  Mr. Novinskie also served as the President of Omni Exploration, Inc., a public oil and gas company for seven years, as Vice President in the Energy Lending Department of the Huntington National Bank in Cleveland, Ohio, and has held various engineering and management positions during his career with Amoco Production Company at various locations throughout the United States. Mr. Novinskie holds a B.S. from the Pennsylvania State University in Petroleum and Natural Gas Engineering, and an M.B.A from Case Western Reserve University, majoring in Banking and Finance.

CORPORATE GOVERNANCE

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees. In addition, the Board of Directors has adopted a Code of Business Ethics. The charter of the Audit Committee and the Code of Business Ethics are posted on the corporate governance page of the Company’s web site at www.dalecoresources.com.

Director Independence

The Board of Directors has reviewed and evaluated transactions and relationships with Board members to determine the independence of each of the members. The Board of Directors does not believe that any of its non-employee members have relationships with the Company that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board has determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors of the Company has identified and determined that Messrs. Gilbert, Grady and Maxwell are independent directors. In determining that Mr. Grady is an independent director, the Board considered that from 2004 to August 2007 Mr. Grady served as Vice President and General Counsel of Tecumseh Professional Associates, Inc., which is the Company’s partner in developing the Company’s kaolin deposit in New Mexico. Since August 2007, Mr. Grady has served as independent counsel to Tecumseh Professional Associates, Inc. Mr. Grady has no direct involvement with the Company’s relationship with Tecumseh Professional Associates, Inc. as he has agreed to abstain on any matter involving that relationship.

Board Attendance

Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. All members of the Board of Directors at that time attended the 2008 Annual Meeting of Shareholders and each of the current members of the Board of Directors is expected to attend the 2009 Annual Meeting. The Board of Directors held a total of two meetings during fiscal 2008. Each director attended at least 70% of the aggregate meetings of the Board of Directors and the committees on which they served during fiscal 2008.

Code of Business Ethics

The Company has adopted a Code of Business Ethics that informs the Company’s directors and employees of their legal and ethical obligations to the Company and sets a high standard of business conduct. The Code of Business Ethics applies to all employees and, where applicable, to directors of the Company. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any provision (including the standards listed under Item 406(b) of Regulation S-B) of the Code of Business Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Company’s web site (www.dalecoresources.com).

Shareholder Communication with the Board of Directors

Any of the directors may be contacted by writing to them at: Board of Directors, c/o Corporate Secretary’s Office, Daleco Resources Corporation, 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382. The independent directors have requested that the Secretary of the Company act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board of Directors and its committees will be forwarded to the independent directors. Communications relating to matters within the responsibility of one of the committees of the Board of Directors will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board of Directors’ responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

BOARD COMMITTEES AND MEETINGS

Audit Committee

The Board of Directors has established an audit committee (the “Audit Committee”) in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, that currently consists of Messrs. Haessler, Amir, Gilbert and Maxwell. Mr. Haessler serves as Chairperson of the Audit Committee. It has been determined by the Company’s Board of Directors that each member of the Audit Committee other than Mr. Amir meets the applicable NASDAQ independence requirements and that each of Mr. Haessler and Lord Gilbert is an Audit Committee “financial expert,” as defined in Item 401 (e) of Regulation S-B, due to his business experience and background described previously within this Proxy Statement. The Audit Committee operates pursuant to a charter that was adopted by the Company’s Board of Directors in December 2005. A copy of the Audit Committee charter can be found on the Company’s website (www.dalecoresources.com) and is attached to the Company’s Annual Report on Form 10-KSB for the fiscal year ending September 30, 2008 as Exhibit 3.2. The duties of the Audit Committee include the responsibility of reviewing financial information (both external and internal) about the Company and its subsidiaries so as to assure (i) that the overall audit coverage of the Company and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been designed and implemented throughout the Company and is being effectively maintained. Additionally, the Audit Committee has sole authority and direct responsibility with respect to the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, or independent auditor. Also, as part of its duties, the Audit Committee has adopted procedures for receiving and acting on complaints received by the Company regarding accounting, internal accounting controls and auditing issues. Such complaints should be sent to the attention of the Corporate Secretary’s Office, Daleco Resources Corporation, 17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382. The Audit Committee held two meetings during fiscal 2008.

Compensation Committee

The Board of Directors has established a compensation committee (the “Compensation Committee”) that currently consists of Messrs. Grady and Maxwell and Haessler. Mr. Grady serves as Chairperson of the Compensation Committee. It has been determined by the Company’s Board of Directors that each member of the Compensation Committee meets NASDAQ independence requirements. The Committee operates pursuant to the Company’s By-laws. The Compensation Committee is appointed annually by the Board of Directors at its annual meeting immediately following the Annual Meeting of Shareholders. A copy of the Compensation Committee Charter can be found on the Company’s website (www.dalecoresources.com) and is attached to the Company’s Annual Report on Form 10-KSB for the fiscal year ending September 30, 2008, as Exhibit 3.6 The duties of the Compensation Committee include annual determination of the compensation of the Chief Executive Officer  and other executive officers and review and approval of goals and objectives relevant to his activities, review and approval of the Chief Executive Officer’s recommendations as to the compensation to be paid other officers of the Company, establishing that all compensation for executive officers and other officers is in compliance with securities law provisions, and review and approval of the Company’s equity-based incentive programs. The By-laws do not provide the Compensation Committee with any delegation authority regarding its duties. See the discussion below under “Compensation Discussion and Analysis” and “Compensation of Directors” for more information about the Compensation Committee’s processes and procedures. The Compensation Committee held one meeting during fiscal 2008.

Nominating and Governance Committee

The Board of Directors has established a nominating and governance committee (the “Nominating and Governance Committee”) that currently consists of Messrs. Grady, Haessler and Maxwell. Mr. Grady serves as Chairperson of the Nominating and Governance Committee. It has been determined by the Company’s Board of Directors that each member of the Nominating and Governance Committee meets NASDAQ independence requirements. The Committee operates pursuant to the Company’s By-laws. The present membership of the Nominating and Governance Committee was appointed by Board of Directors in September 2008.  A copy of the Nominating and Governmental Committee Charter can be found on the Company’s website (www.dalecorsources.com) and is attached to the Company’s Annual Report on form 10-KSB for the fiscal year ending September 2008, as Exhibit 3.5.  The duties of the Nominating and Governance Committee include identification and nominations to the Board of Directors of candidates for election as Directors of the Company and the development and review of the Company’s Corporate Governance Principles. The Nominating and Governance Committee held two meetings during fiscal 2008. As part of its assigned duties, the Nominating and Governance Committee will review the Corporate Governance Principles and report to the Board of Directors as to their acceptability in scope and application, as well as recommend any future amendments thereto.

The Nominating and Governance Committee uses different sources to identify Board of Directors candidates, including the Company’s executive officers and current members of the Board of Directors. The Nominating and Governance Committee also considers the nomination of Director candidates recommended by Shareholders in conformance with the appropriate tests and standards. The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board of Directors membership, regardless of the original source of the candidate’s nomination. Recommendations to the Nominating and Governance Committee from Shareholders regarding candidates must be delivered to the Company’s Corporate Secretary no later than the close of the Company’s fiscal year, September 30, prior to the Annual Meeting of Shareholders at which the nominating shareholder proposes that the recommended candidate stand for election.

Article III of the Company’s By-laws authorizes Director nominations to be made by Shareholders if the conditions specified therein are met, including the giving of advance notice and the furnishing of certain personal background information and a written statement from the proposed candidate agreeing to be identified in the proxy statement as a nominee and, if elected, to serve as a Director. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board of Directors membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that the Company will be best served if its Directors bring to the Board a variety of experience and backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company received no Forms 5 filed by any party. Based upon a review of Forms 3 and 4 filed during the fiscal year ending September 30, 2008 and information concerning beneficial ownership known to the Company for which a Form 3 or 4 should have been filed as relating to persons subject to Section 16(a):

1)	Mr. Martin filed his Form 3 on December 23, 2008, that was not timely;
2)	Lord Gilbert has not filed any forms required by Section 16 of the ’34 Act;
3)	Mr. Haessler has not filed any forms required by Section 16 of the ’34 Act;
4)	Based on information available to the Company, the Company believes that Terra Silex Holdings LLC has failed to update its Form 13D to reflect its current holdings of the Company’s Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of the Record Date, regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, as set forth on such person’s filings with the Securities and Exchange Commission (“SEC”) and the records of the Company.

Name and Address of Beneficial Owner	Nature of Beneficial Ownership	Amount of Beneficial Ownership	Percent Of Class
Dov Amir c/o Daleco Resources Corporation 17 Wilmont Mews, 5th Floor West Chester, PA 19382	Direct and Indirect	2,293,696 shares (1)	5.24	%(2)
Terra Silex Holdings LLC 240 Main Street Denver, PA 17517	Direct and Indirect	2,208,591 shares (3)	5.04	%(4)

(1)
The stock ownership of Mr. Amir consists of 1,265,575 shares held by him directly, 328,121 shares held by the Amir Family Trust of which he is a trustee, and 700,000 shares obtainable on exercise of stock options within 60 days of the Record Date.

(2)
The applicable percentage ownership is based on 43,081,346 shares of Common Stock outstanding as of the Record Date plus all securities exercisable or convertible by such beneficial owner into shares of Common Stock within 60 days of the Record Date consisting of options for the purchase of 700,000 shares of Common Stock.

(3)	The 2,208,591 shares beneficially owned by Terra Silex consist of 710,241 shares owned by Terra Silex and 1,498,350 shares owned by two members of Terra Silex.

(4)	Applicable percentage ownership is based on 43,081,346 shares of Common Stock outstanding as of the Record Date

SECURITY OWNERSHIP OF MANAGEMENT

The following information indicates the beneficial ownership by all executive officers, nominees and Directors of the Company as a group, each individual Director and each individual officer named in the 2008 Summary Compensation Table below, of the outstanding Common Stock as of the Record Date:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Dov Amir	2,293,696 shares	(1)	5.24	%(11)
Richard W. Blackstone	200,000 shares	(2)	0.46	%(11)
Lord Gilbert [John]	550,000 shares	(3)	1.27	%(11)
David A. Grady	260,000 shares	(4)	0.83	%(11)
Carl A. Haessler	722,700 shares	(5)	1.67	%(11)
Robert E. Martin	1,680,000 shares	(6)	3.90	%(11)
Charles T. Maxwell	300,001 shares	(7)	0.69	%(11)
Gary J. Novinskie	1,819,975 shares	(8)	4.16	%(11)
All directors, nominees and current executive and other officers as a group (8 persons)	7,826,372 shares	(9)	17.41	%(12)

(1)
The stock ownership of Mr. Amir consists of 1,265,575 shares held by him directly, 328,121 shares held by the Amir Family Trust of which he is a trustee, and 700,000 shares obtainable on exercise of stock options within 60 days of the Record Date.

(2)	The stock ownership of Mr. Blackstone consists of 200,000 shares obtainable on exercise of options within 60 days of the Record Date.

(3)	The stock ownership of Lord Gilbert [John] consists of 350,000 shares owned by him directly and 200,000 shares obtainable on exercise of stock options within 60 days of the Record Date.

(4)
The stock ownership of Mr. Grady consists of 110,000 shares held by the David & Barbara Grady Revocable Trust of which he is a trustee, and 50,000 shares held by the Grady Survivor’s Trust of which he is a trustee and an option to acquire 100,000 shares obtainable on exercise of stock options within 60 days of the Record Date..

(5)
The stock ownership of Mr. Haessler consists of 482,700 shares owned by him directly and 240,000 shares obtainable on the conversion of 30,000 shares of Series B Preferred Stock owned by him directly within 60 days of the Record Date.

(6)	The stock ownership of Mr. Martin consists of 1,680,000 shares owned by him directly.

(7)
The stock ownership of Mr. Maxwell consists of 66,667 shares owned by him directly, 200,000 shares obtainable on exercise of stock options within 60 days of the Record Date and 33,334 shares obtainable on exercise of warrants within 60 days of the Record Date.

(8)
The stock ownership of Mr. Novinskie consists of 1,083,866 shares owned by him directly, 19,442 shares held by his wife, 700,000 shares obtainable on exercise of stock options within 60 days of the Record Date and 16,667 shares obtainable on exercise of warrants within 60 days of the Record Date. Mr. Novinskie disclaims beneficial ownership of the shares held by his wife.

(9)	This group consists of eight persons, seven of whom are directors of the Company and Mr. Blackstone.

(10)
The applicable percentage ownership is based on 43,081,346 shares of Common Stock outstanding as of the Record Date plus all securities exercisable or convertible by such beneficial owner into shares of Common Stock within 60 days of the Record Date consisting of options and/or warrants for the purchase of shares of Common Stock.

(11)
The applicable percentage ownership is based on 43,081,346 shares of Common Stock outstanding as of the Record Date plus all securities exercisable or convertible by such ten beneficial owners into shares of Common Stock within 60 days of the Record Date consisting of options and/or warrants for the purchase of shares of Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS

The rules regarding disclosure of executive compensation were greatly altered by the Securities and Exchange Commission in 2006, which impacts disclosure in our proxy statements beginning with this proxy statement. In addition to new and revised tables, greater emphasis is placed on providing discussion and analysis of our compensation practices. Further, the content of our Compensation Committee Report has been reduced.

In this section, we discuss the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We provide qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our executive officers to give perspective to the data we present in the compensation tables, as well as the narratives that follow the tables.

Executive Compensation Program Philosophy and Objectives

We reward our named executive officers (identified in our 2008 Summary Compensation Table below) for their efforts in helping us achieve market or above-market results and for helping us take important steps to meet our long-term strategic goals. As a result, our basic executive compensation philosophy remains to “pay for performance.”

For us, a “pay for performance” philosophy means providing market compensation packages when performance meets our expectations, but also realizing that results below our expectations may result in below-market compensation packages. To further this philosophy, we have designed our executive compensation program to achieve the following objectives:

•	attract, motivate and retain key executive talent;
•	incentivize our named executive officers to help us achieve superior financial and operational performance; and
•	continue to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value.

We believe that our executive compensation program should not be overly influenced by the short-term performance of our stock, but should instead promote long-term shareholder value. Our named executive officers are already individually focused on promoting long-term shareholder value because they are each significantly invested in our common stock. Our experience, however, has been that utilizing salary, annual cash incentive awards, and long-term equity-based awards as the primary elements of our executive compensation program is the best way to continue to align our executives’ compensation interests with our goal of promoting long-term shareholder value. We also understand that our executive compensation program provides a starting point, or baseline of comparison, for the compensation that we pay to our other employees. For this reason, we believe our executive compensation program should strike an appropriate balance among rewards, incentives and expectations.

While these broad concepts generally govern our executive compensation program, we also take into account specific factors particular to each executive officer when making individual compensation decisions, which we describe in detail below. These factors consist of the executive’s range of responsibilities and related performance measures, amounts paid to executive officers with similar responsibilities in similarly situated companies and other individual factors affecting each executive’s performance.

Compensation Administration

The Compensation Committee of our Board of Directors, which we refer to as our Compensation Committee, reviews and determines the compensation for our named executive and other officers. The compensation that we paid our named executive and other officers in Fiscal Year 2008 is disclosed in detail in the tables and narratives below under the heading “Executive Compensation.” Our Compensation Committee is also responsible for, among other things, structuring and administering the compensation programs and plans in which our named executive and other officers participate.

Compensation Processes, Procedures and Benchmarking

Generally, our Compensation Committee establishes salaries for the current fiscal year and annual cash incentive award payouts for the prior fiscal year at its regularly scheduled March meeting. Historically, at this meeting, our Compensation Committee first reviews the elements of each named executive officer’s total compensation during the previous fiscal year. Our Chief Executive Officer then makes compensation recommendations to our Compensation Committee with respect to the executive and other officers who report to him, but those officers are not present in the meeting during compensation deliberations. The chairman of the Compensation Committee then makes compensation recommendations in executive session to our Compensation Committee with respect to our Chief Executive Officer and other officers, who are absent from the meeting at that time.

Our Compensation Committee may accept or make adjustments to the recommendations it receives in establishing the final compensation for each of the named executive officers. In general, when setting each component of compensation for our named executive and other officers, our Compensation Committee considers the following performance factors:

•	our previous year’s operating results and whether we achieved our performance objectives;
•	the relative value of the executive’s unique skills, competencies and institutional knowledge;
•	the executive’s performance of management and officer responsibilities; and
•	the executive’s contribution toward our long-term strategic objectives and our goal of creating long-term shareholder value.

Our Chief Executive Officer’s compensation is also approved by the full Board of Directors.

Our Compensation Committee has historically granted equity incentive awards every year at its regularly scheduled September meeting corresponding to the Company’s fiscal year end. Incentive awards were last granted in 2007. We discuss this in more detail below. Our Compensation Committee currently does not intend to grant any equity incentive awards until calendar year 2009.

With the exception of our previous Chief Executive Officer and previous Executive Vice President, as discussed in more detail below, we believe the total cash compensation paid (the combination of salary and annual cash incentives) to our named Interim Chief Executive Officer and other officers for fiscal 2008 were below the compensation paid for executives holding similar positions in our peer group.

Primary Elements of Compensation

We have established executive compensation objectives that are primarily focused on helping us create long-term shareholder value. We believe that we can best achieve our executive compensation program objectives by offering competitive short-term cash compensation combined with appropriate long-term equity-based compensation tied to our operating results and our achievement of incremental shareholder value. To this end, the primary elements of our executive compensation program are salary, annual cash incentive awards, and long-term equity-based incentive awards, which are each described in detail below. Generally, we look at our named executive officers’ complete compensation arrangements when establishing salaries, annual cash and long-term equity incentive awards.

Salaries

We provide our named executive and other officers with annual salaries both to attract and retain the executives and to provide them with a steady source of annual cash-based income. For each named officer, salary represents a non-“at risk” cash component of compensation. We establish our salaries at levels designed to reward our named executive officers for their overall level of expertise, responsibilities, experience and other factors unique to each individual executive officer, as determined by our Compensation Committee.

For fiscal year 2008, the amount of each named executive and other officer’s salary did not change from such officer’s base fiscal year 2007 salary. Salaries earned by our named executive officers for 2008 appear below in the “Salary” column of our 2008 Summary Compensation Table. The Compensation Committee plans to address the employment agreement with Mr. Novinskie at its meeting in April 2009 or earlier.  The Company is in default in respect to payments required in fiscal 2008 pursuant to the employment agreements with Messrs. Novinskie and Blackstone (see Exhibits 10.5 and 10.20, respectively, to the Company’s Annual report on Form 10-KSB for the fiscal year ending September 30, 2008).  In January 2009, Mr. Blackstone and the Company mutually agreed to terminate Mr. Blackstone’s employment contract with the Company.  Mr. Blackstone has agreed to remain with the Company on a part-time basis as its Chief Accounting Officer and Secretary.

 Annual Cash Incentive Awards

Although the Company has never done so in the past, it is its desire to provide our named officers with annual cash incentive awards designed to motivate them to help us achieve our annual financial goals. The Board of Directors retains discretionary authority for any such awards recommended by the Compensation Committee. An annual cash incentive payment, if awarded, is made in the fiscal year following the year in which it is earned. No annual cash incentive payments were awarded for fiscal 2007 nor have any been awarded for fiscal 2008.

Long-Term Equity-Based Incentive Awards

Historically, we have used stock options as the primary vehicle for providing long-term incentives to and rewarding our named executive officers for their efforts in helping to create long-term shareholder value. We have also considered stock options as a retention tool for executive talent. Both of these factors have helped our Compensation Committee determine in past years the type of award and the number of underlying shares that it granted in connection with an equity incentive award. We had historically believed that granting stock options was the best method for motivating named executive officers to manage our company in a manner consistent with the long-term interests of our shareholders because of the direct relationship between the value of a stock option and the market price of our common stock. The following factors, however, have caused us to reevaluate this approach, and we are considering using other forms of equity incentives in the future:

•	the evolution of regulatory, tax and accounting treatment of equity incentive programs, and
•	developments in our strategic objectives.

We have historically granted stock awards to our named executive and other officers in conjunction with our Compensation Committee’s regular September meeting. A grant was also made in March 2007 to the Chief Executive Officer at that time.  No options or warrants were granted to any officer of the Company in fiscal 2008.

We currently, at this time, do not anticipate granting any further equity awards to our named executive officers. We also anticipate refining the details of our equity award program, including revisiting our policies and practices regarding the timing of awards and Compensation Committee approval, when, and if, we grant equity awards to named executive officers.

Other Benefits

Our named executive officers are also eligible to participate in our employee benefit plans available to all salaried employees, including our health insurance plan and group life insurance plan. The Company does not have a 401(k) savings plan or a deferred compensation program. We do not make post-termination payments and benefits available to our named executive officers. The value of these benefits are reviewed annually by our Compensation Committee, but are not generally considered as part of the overall compensation program for purposes of allocating among cash, equity and other compensation.

Perquisites

We do not believe that providing perquisites to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value. We limit the perquisites made available to our named executive officers that are not otherwise available to all salaried employees, and believe that this arrangement is consistent with our “pay for performance” philosophy. During fiscal year 2008, we offered our named executive officers no perquisites.

Health and Welfare Benefits

We provide healthcare, life and disability insurance and other employee benefits programs to our employees, including our named executive officers. We believe that these benefits are competitive within our peer group and, while not separate incentives by themselves because they do not help us achieve any of our compensation program objectives, are essential and expected parts of any compensation program. Our President is responsible for overseeing the administration of these programs. Our employee benefits programs are provided on a non-discriminatory basis to all employees. These benefits include vacation and personal time; paid holidays; medical and long and short-term disability insurance programs.

Pension Benefits

We do not provide defined benefit pension arrangements or post-retirement health coverage for our named executive officers, as we do not believe that providing these types of benefits to our named executive officers helps us achieve any of our compensation program objectives, including the promotion of long-term shareholder value.

Retirement and Employee Stock Ownership Plans

We do not provide a 401(k) savings plan or any other form of a tax-qualified retirement plan, nor any employee stock ownership plan.

Employment and Severance Agreements

We do maintain employment agreements with our named executive officers. Such agreements usually include specific cash payments in the event the named executive officer’s employment is terminated other than for cause or terminated by the executive officer for good reason as set forth in each agreement). The agreements do not require the named executive officers to mitigate the amount of benefits paid by seeking other employment, and the benefits payable under the agreements are not subject to reduction for other compensation earned by the named executive officers after termination. The agreements do have an expiration date. We believe that these agreements were necessary for us to attract and retain the named executive officers. See further disclosure below under “Potential Payments Upon Termination or Change in Control” for more information.

Stock Ownership Guidelines

As discussed above and as disclosed above in the beneficial ownership tables, our named executive officers have a substantial equity interest in the Company. As a result, we do not have a formal policy requiring that our named executive officers own any predetermined amount of our stock. However, as indicated above, a primary objective of our “pay for performance” philosophy is to align our named executive officers’ compensation interests with our goal of creating long-term shareholder value. We therefore encourage our current named executive officers to continue to maintain an equity ownership in the company, which ownership further aligns their compensation interests with the interests of our shareholders.

Recoupment of Incentive Payments

We do not have a formal policy regarding adjusting or recovering annual cash incentive payments or long-term equity-based incentive awards if the relevant performance metrics upon which such awards or payments are based are later restated or otherwise adjusted in a manner that reduces the actual size of the award or payment. Instead, we will consider making adjustments or recoveries on a case-by-case basis if those situations arise.

Accounting and Tax Considerations

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to our named executive officers will not be deductible unless it meets specified criteria required for it to be “performance based.” In general, our Compensation Committee considers the potential impact of Section 162(m) in its review and establishment of compensation programs and payments. However, our Compensation Committee also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances our business objectives. Currently, we have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

EXECUTIVE COMPENSATION

Executive Officers

The following is a list of names and ages of all of the executive and other officers of the Company indicating all positions and offices held by such person and each person’s principal occupation or employment with the Company during the past five years. No person other than those listed below has been chosen to become an executive officer. The executive officers are elected annually by the Board of Directors.

Name	Principal Occupation	Age	Executive Officer Since
Gary J. Novinskie	Interim Chief Executive Officer since August 2007, President and Chief Financial Officer since 1997	58	1996
Stephan V. Benediktson	Chairman of the Board of Directors and Chief Executive Officer from August 2005 to August 2007	74	Resigned August 2007
Nathan K. Trynin	Vice Chairman of the Board of Directors and Executive Vice President from August 2005 to August 2007	77	Resigned August 2007
Richard W. Blackstone	Secretary	50	2006(1)
David L. Matz	Vice President – Oil and Gas	59	Resigned in March 2008

The following tables and narratives provide, for the fiscal years ended September 30, 2008 and 2007, descriptions of the cash compensation paid by the Company, as well as certain other compensation, to Mr. Gary J. Novinskie, Interim Chief Executive Officer, President and Chief Financial Officer,  Stephan V. Benediktson, former Chairman of the Board of Directors and former Chief Executive Officer; Mr. Nathan K. Trynin, former Vice Chairman of the Board of Directors and former Executive Vice President; Richard W. Blackstone, Secretary; and David L. Matz, Vice President – Oil and Gas. These individuals are referred to as named executive officers.

(1).  Mr. Blackstone’s employment contract with the Company was terminated in January 2009 by mutual agreement.  However, Mr. Blackstone continues to serve as the Company’s Chief Accounting Officer and Secretary.

2008 Summary Compensation Table

The following table summarizes compensation earned during the 2008 and 2007 fiscal years by our named executive officers:
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($) (6)	Total ($)
(a)	(b)	(c)	(d)	(f)	(j)
Gary J. Novinskie,	2008	$100,000	$0	$15,706	$115,706
Interim Chief Executive Officer, President	2007	$100,000	$0	$15,706	$115,706
and Chief Financial Officer (2)
Stephan V. Benediktson,	2008	$0	$0	$0	$0
Chairman of the Board of Directors and	2007	$0	$915,887	$136,176	$1,052,063
Chief Executive Officer (1) (2) (3)
Nathan K. Trynin,	2008	$0	$0	$0	$0
Vice Chairman of the Board of Directors	2007	$0	$457,944	$0	$457,944
and Executive Vice President (1) (2)
Richard W. Blackstone,	2008	$90,000	$0	$31,116	$121,116
Secretary (4)	2007	$82,500	$0	$62,231	$144,731
David L. Matz,	2008	$16,667	$0	$60,611	$77,278
Vice President –	2007	$80,000	$0	$60,611	$140,611
Oil and Gas(2) (5)

(1)
Messrs. Benediktson and Trynin resigned from their positions with the Company in August 2007. The bonus amount (column d) was approved by the Board of Directors in August 2007.  Effective August 1, 2005, the Company entered into employment contracts with Mr. Benediktson and Mr. Trynin. Under the terms of their employment agreements, neither party is entitled to a salary unless and until the Company raised a minimum of $1,000,000, exclusive of debt.  Once the $1,000,000 or more is raised, Mr. Benediktson's salary will be $10,000 per month and Mr. Trynin's salary will be $5,000 per month.  Each of Mr. Benediktson and Mr. Trynin was given the right to acquire stock of the Company at the average of the bid and ask closing price for the five trading days prior to the effective dates of their contract. Each party exercised that right in August 2005. In accordance with the provisions of Paragraph 12 of Mr. Benediktson’s and Mr. Trynin’s employment agreements, each is entitled to receive a bonus based on the increase, if any, of the value of the Company’s shares over the prior year. The bonus was computed using the formula set forth in Paragraph 12(a) in their respective employment agreements, based on the performance of the Company’s stock between July 1, 2005, and June 30, 2007. Should an employment agreement not be renewed, then the employee shall be entitled to receive any amounts then held in escrow.

(2)
In September 2006, the Board of Directors granted the following officers of the Company options to purchase shares of stock at an exercise price of $0.75 per share: Mr. Novinskie, 200,000 shares’: Mr. Benediktson, 200,000 shares; and Mr. Trynin, 200,000 shares; and Mr. Matz, 50,000 shares. In August 2007, Messrs. Benediktson and Trynin voluntarily resigned their respective positions with the Company. As a result of Messrs. Benediktson and Trynin voluntarily resigning, their; options to the purchase 100,000 shares of stock (the unvested portions of the options) of each individual expired before September 30, 2007 and the vested portion of the options expired unexercised in November 2007. As a result of Mr. Matz’s contract expiring, this option expired.

(3)
In March 2007, the Board of Directors granted an option to Mr. Benediktson for the purchase of 600,000 shares of stock at an exercise price of $0.48 per share. In August 2007, Mr. Benediktson voluntarily resigned his positions with the Company; this option expired unexercised in November 2007.

(4)	In October 2006, the Board of Directors granted an option to Mr. Blackstone for the purchase of 200,000 shares of stock at an exercise price of $0.67 per share.

(5)	In January 2006, the Board of Directors granted an option to Mr. Matz for the purchase of 250,000 shares of stock at an exercise price of $0.47 per share.

(6)
The amounts shown in column (f) do not reflect compensation actually received by the officers. These amounts are the amounts of compensation cost recognized in fiscal year 2007 for financial reporting purposes related to restricted stock options, excluding the effect of certain forfeiture assumptions. See the Notes to our audited consolidated financial statements contained in our Form 10-KSB  for the twelve months ended September 30, 2008, for details as to the assumptions used to determine the fair value of the restricted stock options.

Equity Compensation Plan Information Table

     The following table contains information as of September 30, 2008 regarding our Non-Qualified Independent Director Stock Option Plan:
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	800,000	$0.51	0
Equity compensation plans not approved by security holders	0	-	0
Total	800,000	$0.51	0

(1)	See the 2008 Director Compensation Table.

Outstanding Equity Awards at 2008 Fiscal Year End Table

     The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal year 2008:
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)		(c)	(e)	(f)
Gary J. Novinskie,	500,000	(1)	0	$0.526	9/30/2009
Interim Chief Executive Officer, President and Chief Financial Officer	200,000	(2)	0	$0.75	9/18/2009
Richard W. Blackstone, Secretary	200,000	(3)	0	$0.67	10/3/2013

(1)
This option was granted on October 1, 2001 as part of Mr. Novinskie’s Employment Agreement and vested in equal installments over the initial term of the Employment Agreement with Mr. Novinskie; accordingly, the option was fully vested as of September 30, 2006.

(2)	This option for the purchase of 200,000 shares was granted on September 19, 2006: 50% was vested as of the date of grant with 25% vesting after each of the first and second years.

(3)
This option for the purchase of 200,000 shares was granted on October 4, 2006 as part of Mr. Blackstone’s Employment Agreement and vests 50% after one year and 25% after each of the second and third years.

2008 Options Exercised

None of the named executive officers exercised options during fiscal years 2008 and 2007.

2008 Pension Benefits

The Company does not maintain any defined benefit plans or other plans with specified retirement benefits in which its named executive officers participate.

2008 Nonqualified Deferred Compensation

The Company does not maintain any nonqualified deferred compensation plans in which its named executive officers participate.

Potential Payments Upon Termination or Change in Control

Mr. Novinskie may terminate employment with the Company under a number of different scenarios, including retirement, voluntary termination for good reason, voluntary termination without good reason, involuntary termination without cause, involuntary termination for cause, and termination in connection with a change in control, death and disability. Except as discussed below, the Company generally limits the payments or other forms of compensation that the Company will provide its named executive officers when their employment with the Company is terminated to compensation elements that the Company provides all its employees upon termination, namely payment of any earned but unpaid salary and accrued but unpaid vacation benefits.

At September 30, the Company was a party to Employment Agreement with Mr. Novinskie, (see Exhibit 10.5 to the Company’s Annual Report on Form 10-KSB for the fiscal year ending September 30, 2008) that provides for the officer to receive certain cash payments and other benefits if his employment with the Company is terminated other than for cause. Cause generally means the employee’s willful engaging in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of the Company or involves misappropriation of the Company’s funds or other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment.

Tabular Disclosure. The table below reflects the estimated amount of payments or compensation the named executive officers may receive under particular termination scenarios. The amounts shown in the tables below assume that the named executive officer is terminated as of September 30, 2008. Actual amounts that may be paid to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual termination.

The following table shows the potential payments upon termination under various circumstances for Mr. Novinskie:

	Termination	Termination
	by Company	by Company
	Without	With
	Cause or	Cause or
	Voluntary	Voluntary	Termination
	Termination	Termination	Subsequent to			Termination
Benefits and	for Good	Without Good	a Change in		Termination	by Disability
Payments Upon	Reason on	Reason on	Control on		by Death on	on
Termination(5)	09/30/08 (4)	09/30/08	09/30/08 (4)		09/30/08(4)	09/30/08 (3) (4)
Compensation:
Salary (1)
Novinskie	$100,000	$0	$100,000		$100,000	$100,000
Base salary lump sum
Novinskie	$300,000	$0	$300,000	(2)	$0	$0

(1)	As of September 30, 2008, the amount of base salary payable to the named executive officer for services rendered during fiscal year 2008 has not been paid in full.

(2)	For a termination subsequent to a change in control, this amount represents a lump sum cash payment based on the officer’s annual salary.

(3)	This amount reflects an assumption that the officer will receive the maximum available disability payment.

(4)
All options granted to the executive shall become fully vested in executive.  Mr. Novinskie shall have a period of three years of the date of termination to exercise any such options.   These amounts reflect an assumption that the officer will receive the maximum available disability payment.

(5)
Mr. Blackstone’s employment contract with the Company was terminated in January 2009 by mutual agreement.  However, Mr. Blackstone continues to serve as the Company’s Chief Accounting Officer and Secretary.

Stephan V. Benediktson and Nathan K. Trynin. In August 2007, Messrs. Benediktson and Trynin voluntarily resigned their respective positions with the Company; accordingly, their respective August 2005 Employment Agreements have terminated.  The Company remains liable to each of them for the bonuses of $915,887 and $457,944, respectively, approved by the Board of Directors in fiscal 2007 (see the 2007 Summary Compensation Table).  In August 2005, Mr. Benediktson and Mr. Trynin entered into notes with the Company totaling $576,000 to cover their purchase of the stock offered by their Employment Agreements.  The notes are for five years and earn interest at the prime rate of interest charged from time to time by the PNC Bank, Philadelphia, Pennsylvania.  The Company holds the stock as collateral for the notes. The stock will not be released to either Mr. Benediktson or Mr. Trynin unless and until their notes are satisfied in full in accordance with their terms.  Interest receivable on these notes totaled $97,076 at September 30, 2007. Copies of Mr. Benediktson’s and Mr. Trynin’s Employment Agreements may be found as Exhibits 10.13 and 10.14 ,respectively, to the Company’s Annual Report on Form 10-KSB for the fiscal year ending September 30, 2008.

COMPENSATION OF DIRECTORS

2008 Director Compensation Table

The Company does not make any cash compensation to its Directors. The Company does reimburse expenses incurred by our non-employee Directors to attend Board and Committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees. Independent Directors are eligible to participate in the Company’s Nonqualified Independent Director’s Incentive Stock Option Plan.

In October 2006, Mr. Amir and the Company entered into a Separation Agreement (see Exhibit 10.18 to the Company’s Annual Report on Form 10-KSB for the fiscal year ending September 30, 2008) providing for Mr. Amir to receive $100,000 annually for three years, $50,000 of which will be deemed salary with the remaining $50,000 reducing the debt owed to Mr. Amir (the “Amir Debt”). The Company has not made certain payments required by such Separation Agreement.  (See footnote 7(a) to the Company’s Audited Financial Statements incorporated in its Annual Report on Form 10-KSB for the fiscal year ending September 30, 2008.)

The following table summarizes compensation earned during the 2008 fiscal year by Mr. Amir and our non-employee Directors:

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)	($)
(a)	(b)	(d)	(h)
Dov Amir (2)	$50,000	$15,706	$65,706
Lord Gilbert (3)	$0	$0	$0
David A. Grady (4)	$0	$22,219	$22,219
Charles T. Maxwell (5)	$0	$20,266	$20,266

(1)
The amounts shown in column (d) do not reflect compensation actually received by the Directors. These amounts are the amounts of compensation cost recognized in fiscal year 2007 for financial reporting purposes related to restricted stock options, excluding the effect of certain forfeiture assumptions. See the Notes to our audited consolidated financial statements contained in our Form 10-KSB  for the twelve months ended September 30, 2008, for details as to the assumptions used to determine the fair value of the restricted stock options.

(2)
During fiscal 2006, Mr. Amir was granted an option to purchase 200,000 shares at an exercise price of $0.75 per share: 50% was vested as of the date of grant with the balance vesting over a two year period. Mr. Amir was granted an option to purchase 500,000 shares at an exercise price of $0.526 per share in October 2001 and vested in equal installments over the initial term of the Employment Agreement with Mr. Amir; accordingly, the option was fully vested as of September 30, 2006.  The option expires on September 30, 2009.

(3)
During fiscal 2004, Lord Gilbert was granted an option to purchase 200,000 shares of stock at an exercise price of $0.85 per share under the Company’s Nonqualified Independent Director’s Incentive Stock Option Plan.

(4)
During fiscal 2007, Mr. Grady was granted an option to purchase 200,000 shares of stock at an exercise price of $0.28 per share under the Company’s Nonqualified Independent Director’s Incentive Stock Option Plan.

(5)
During fiscal 2006, Mr. Maxwell was granted an option to purchase 200,000 shares of stock at an exercise price of $0.48 per share under the Company’s Nonqualified Independent Director’s Incentive Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of September 30, 2008, the Compensation Committee consisted of Messrs. Grady, Haessler and Maxwell.  None of the current members of the Compensation Committee during fiscal 2008 had any related person transaction with the Company required to be disclosed under Item 404 of Regulation S-B. Currently, no executive officer of the Company is serving as a member of the Compensation Committee or Board of Directors of any other entity that had an executive officer serving as a member of the Company’s Board or Compensation Committee such that the service would constitute an interlock under Item 404 of Regulation S-B.  The Compensation Committee had one meeting in fiscal 2008

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee:

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2008, each as filed with the SEC.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934, as amended.

Respectfully submitted,

/s/David A. Grady
David A. Grady, Chairperson
Carl Haessler
Charles Maxwell

AUDIT COMMITTEE REPORT

The following report has been submitted by the Audit Committee:

The Audit Committee is comprised solely of Independent Directors, under the requirements of The NASDAQ Stock Market LLC and SEC rules. In addition, the Board of Directors has determined that Mr. Gilbert and Mr. Haessler are “financial experts” as defined by Regulation S-B. The Audit Committee held two meetings during fiscal 2008. The Audit Committee operates under a written charter, which is available on the corporate governance page of the Company’s web site at www.dalecoresources.com and at Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB for the fiscal year ending September 30, 2008.

  Under the charter, the Audit Committee’s responsibilities include:

•	Appointment and oversight of the independent auditor;
•	Approval of the fees and other compensation to be paid to the Company’s independent auditor;
•	Pre-approval of all auditing services and permitted non-audit services by the Company’s independent auditor;
•	Review of the Company’s annual financial statements to be included in the Company’s Annual Report on Form 10-KSB;
•	Oversight of the review and response to complaints made to the Company regarding accounting, internal accounting controls and auditing matters; and,
•	Review and approval of related party transactions.

Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm, Vasquez & Company LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon, as well as, effective for fiscal 2010, for auditing management’s assessment of the effectiveness of internal control over financial reporting and also auditing the effectiveness of internal control over financial reporting and issuing a report thereon. Their audits are performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.

In conducting its oversight function, the Audit Committee discusses with the Company’s independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Company’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at the Company’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has reviewed and discussed with management and Vasquez & Company LLP the audited financial statements for the fiscal year ended September 30, 2008. The Audit Committee has also reviewed and discussed management’s assessment of internal control over financial reporting with management. The Audit Committee also reviewed and discussed with Vasquez & Company LLP its report on the Company’s annual financial statements as of September 30, 2008 was fairly stated, in all material respects as of September 30, 2008.

The Audit Committee reviewed with Vasquez & Company LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance). In addition, the Audit Committee discussed with Vasquez & Company LLP their independence from management, and the Audit Committee has received from Vasquez & Company LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on its review of the audited consolidated financial statements and discussions with management and Vasquez & Company LLP referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements for the fiscal year ended September 30, 2008 in the Company’s Annual Report on Form 10-KSB for filing with the SEC.

Respectfully submitted,

/s/ Dov Amir
Carl A. Haessler, Chairperson
Dov Amir
Lord Gilbert
Charles T. Maxwell

PROPOSAL NO. 2
RATIFICATION OF THE SELECTION OF THE
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vasquez & Company LLP, an independent registered public accounting firm, has served as the Company’s independent auditors since 2005 and audited the consolidated financial statements for the year ended September 2008. The Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm and has appointed Vasquez & Company LLP to audit the Company’s financial statements for the year ending September 30, 2009. Although it is not required to do so, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to the Company’s shareholders for ratification of its action as a matter of good corporate governance. In the event that Vasquez & Company LLP is not ratified by the holders of a majority of the shares represented at the Annual Meeting, the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm to serve as the Company’s auditors for the 2010 fiscal year.

Representatives of Vasquez & Company LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of Vasquez & Company LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2009.

AUDIT AND RELATED FEES

The following table recaps Vasquez & Company LLP fees pertaining to the fiscal years ended September 30, 2008 and 2007:
	2008	2007
Audit Fees	$125,422	$115,700
All Other Fees	$0	$0
Total Fees	$125,422	$115,700

The Audit Committee considers whether the provision of non-audit services, if any, are compatible with maintaining the independence of Vasquez & Company LLP. The Audit Committee’s pre-approval policies and procedures for non-audit services are described in the Company’s Audit Committee charter. For the fiscal year ended September 30, 2008, all of the services described above were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Audit Committee reviews and approves or ratifies any transaction between the Company and a “related person” (as that term is defined under Item 404 of Regulation S-B) that is required to be disclosed under the SEC’s related person transaction rules. In general, the Audit Committee charter provides that, when reviewing related person transactions, the Audit Committee will consider the following:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the significance of the transaction to the related person;
•	the significance of the transaction to the Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•	any other matters the Audit Committee deems appropriate.

In the event of any conflict between this related persons transaction policy and any similar policies contained in the Company’s Code of Business Ethics, Standards of Conduct or other corporate governance documents, the terms of the related persons transaction policy will control. This related persons transaction policy is contained in the Audit Committee charter and is posted on the corporate governance page of the Company’s web site at www.dalecoresources.com.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the Proxy Statement for the 2010 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than September 30, 2009. In addition, shareholder proposals will be considered untimely under the advance notice provision of the Company’s Code of Regulations if received by the Secretary of the Company less than 30 days prior to the date fixed for the 2010 Annual Meeting of Shareholders. In addition, if a shareholder fails to provide the Company notice of any shareholder proposal on or before September 30, 2009, then the Company may vote in its discretion as to the proposal all of the shares for which it has received proxies for the 2010 Annual Meeting of Shareholders.

ANTI-TAKEOVER

The Board of Directors has not adopted any anti-takeover amendments, but reserves the right to do so.  There are presently issued and outstanding 145,000 shares of Series B Preferred Stock, par value $0.01, with a stated value of $10.00 per share, and 43,081,346 shares of Common Stock, par value $0.01. This leaves 19,855,000 shares of preferred stock, authorized but unissued, and 56,918,654 shares of Common Stock, authorized but unissued, available as an anti-takeover device, without giving effect to: (i) the exercise of all outstanding options and warrants held by Management (including members of the Board of Directors) (see "Principal Holders of Voting Securities" and "Security Ownership of Management"), and (ii) a maximum of 1,160,000 shares of Common Stock into which the remaining 145,000 shares Series B Preferred Shares may be converted.  There are a total of 4,260,641 options and warrants, including those held by management, outstanding as of September 30, 2008.  For additional information in respect to outstanding warrants and options, see Note 9 to the Company's Audited Financial Statements for the fiscal year ending September 30, 2008.  While the issuance of these potentially available shares are all possible mechanisms which might be considered by the Board of Directors to frustrate a hostile takeover of the Company, the Board of Directors has not considered taking such actions, and no anti-takeover action has been put into effect.

At the Company's Annual Meeting in March 2004, the Shareholders approved the Company's Non-qualified Independent Director’s Stock Option Plan (“Plan”) for award of incentive options to outside directors of the Company. The options granted by this Plan would vest upon certain conditions, one of which would be the merger with or acquisition of the Company with another entity. While the vesting provisions may be deemed by some to be an anti-takeover device, the Plan has not been proposed or viewed by Management in that context. An option for 200,000 shares, with an exercise price of $0.28 per share, was awarded to Mr. Grady during fiscal 2007 and such option remains unexercised as of the Record Date.    An option for 200,000 shares, with an exercise price of $0.48, was awarded to Mr. Maxwell during fiscal 2006 and such options remain unexercised as of the Record Date. Options for 200,000 shares with an exercise price of $0.85 per share were granted under the terms of the Plan prior to Fiscal 2006. Such options remain unexercised as of the Record Date.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Company.

INCORPORATION BY REFERENCE

The Company incorporates herein by reference the audited financial statements of the Company as set forth in the Company’s Annual Report on Form 10-KSB distributed to each Shareholder with this Proxy Statement.

Dated: February 19, 2009	By Order of the Board of Directors,

/s/ Gary J. Novinskie
Gary J. Novinskie Interim Chief Executive Officer and President

DALECO RESOURCES CORPORATION
17 Wilmont Mews, 5th Floor, West Chester, PA 19382

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 8, 2009

PROXY

You may vote on-line, by phone, by mail or in person. If you wish to vote on-line or by phone, you will need your Shareholder Control Number and the web address and/or toll-free phone number which are located at the bottom of this proxy card. When voting electronically or by phone, simply follow the instructions provided when you sign in. If you wish to vote by mail, simply cast your vote on a paper proxy card and sign and return it in the self-addressed return envelope provided with the paper copy of the proxy materials. If you wish to vote in person at the Annual Meeting, simply check the box indicating that you plan to attend the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Dov Amir and Gary J. Novinskie and each of them, jointly and severally, proxies with full power of substitution to vote, as designated below, all shares of Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Daleco Resources Corporation to be held on April 8, 2009, at the Courtyard Albuquerque Airport, 1920 Yale Boulevard, Albuquerque, New Mexico 87106, at 10:00 a.m., Mountain Standard Time, or any adjournment thereof.

If instructions are not given in the spaces provided, the shares represented by this Proxy, duly executed, will be voted (i) in favor of Management's Proposal for the election of directors named in Proposal 1, (ii) in favor of Management's Proposal for the ratification of Vasquez & Company, LLP, or such other Independent Registered Public Accounting Firm as recommended by the Audit Committee of the Board of Directors, as the Company's Independent Registered Public Accounting Firm; and (iii) in the discretion of the persons appointed proxies hereby as to any other business that may properly come before the meeting and any adjournment thereof in Proposal 3.

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.	ELECTION OF DIRECTORS for a term expiring in 2010:

01. Dov Amir, 02. Lord Gilbert (John), 03. David A. Grady, 04. Carl A. Haessler, 05. Robert E. Martin,
06. Charles T. Maxwell, 07. Gary J. Novinskie

☐ For                    ☐ Withhold

For All except: ____________________________________________________________________

2.	RATIFY THE SELECTION OF Vasquez & Company, LLP, as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2009:

☐ FOR         ☐ AGAINST        ☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment thereof:

☐ FOR           ☐ AGAINST             ☐ ABSTAIN

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

DATED: _______________________, 2009

(Signature)

(Signature)

IMPORTANT: Please sign on the signature line exactly as your name is printed on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer and give full title as such. If a partnership, please sign in partnership name by authorized partner. If you are voting as a proxy, please so indicate and attach your authorization.

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.           VOTE BY INTERNET:
Log-on to www.votestock.com
Enter your control number printed below
Vote your proxy by checking the appropriate boxes
Click on “Accept Vote”

OR

2.
VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed. Call toll-free in the U.S. or Canada at 1-866-578-5350 on a touch-tone telephone

OR

3.	VOTE BY MAIL: If you do not wish to vote over the Internet or by telephone, please complete, sign, date and return the accompanying proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet or telephone 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., prevailing time, on April 7, 2009.
Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.